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                                                                  EXHIBIT 10.8.3

                             [FORM OF SERIES C NOTE]

                              LINCARE HOLDINGS INC.

                       9.11% SENIOR SECURED NOTE, SERIES C
                             DUE SEPTEMBER 15, 2005


No. C-[_____]                                                           [Date]
$[_______]                                                    PPN: 532791 A# 7

                  FOR VALUE RECEIVED, the undersigned, LINCARE HOLDINGS INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on September 15, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 9.11% per annum from the date hereof, payable semiannually, on March 15 and September 15 in each year, commencing with the March or September next succeeding the date hereof (except that no interest payment shall be made on September 15, 2000), until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 11.11% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its "base" or "prime" rate.

                  Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

                  This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of September 1, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.




                                 Exhibit 10.8.3
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                  This Note is a registered Note and, as provided in the Note
Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  This Note is subject to optional prepayment, in whole or from time to time in part, and to mandatory offers to prepay, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

                  If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

                  Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of September 1, 2000 of certain Subsidiaries of the Company.*

                  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   LINCARE HOLDINGS INC.


                                   By:
                                        ---------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                           ------------------------------------



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* This paragraph must be removed at such time as there are no Subsidiary
  Guarantors.




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                                 Exhibit 10.8.3